EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Sutro Biopharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)		Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type		Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Primary Offering of Securities:
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	475(r)	$—		$—	$—	—	$—
Fees to Be Paid	Equity	Preferred Stock, $0.0001 par value per share	475(r)	—		—	—	—	—
Fees to Be Paid	Debt	Debt Securities	475(r)	—		—	—	—	—
Fees to Be Paid	Equity	Warrants	475(r)	—		—	—	—	—
Fees to Be Paid	Equity	Units	475(r)	—		—	—	—	—
Fees to Be Paid	Unallocated (Universal) Shelf		457(o)	$250,000,000		N/A	$250,000,000	0.0000927	$23,175

	Primary Offering of Common Stock:						—	—
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	$100,000,000	(4)	N/A	$100,000,000	0.0000927	$9,270
Fees to be Paid	Total Registration Fee:					N/A	$350,000,000	0.0000927	$32,445

Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	457(b)	$100,000,000	(4)	N/A	$100,000,000				424	(b)(5)	333-255014	April 2, 2021	$10,910
	Total Offering Amounts						$350,000,000		$32,445	(4)
	Total Fees Previously Paid								—
	Total Fee Offsets								$10,910
	Net Fee Due								$21,535

(1)

There is being registered hereunder an indeterminate number of shares of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the Registrant, (e) subscription rights to purchase common stock, preferred stock or debt securities of the Registrant, and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an indeterminate number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $350,000,000.

(2)	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(3)

The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(4)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes $10,910 previously paid by the Registrant in connection with the registration of $100,000,000 of shares of common stock previously registered pursuant to this Registration Statement, none of which were sold as of the date hereof.

(5)

The securities registered pursuant to this Registration Statement include unsold securities previously registered by the Registrant on this registration statement for the offer and sale of up to $100,000,000 in shares of the Registrant’s common stock (the “Unsold Shelf Securities”), all of which remains unsold as the date of filing of this Post-Effective Amendment No. 1 to this Registration Statement. Pursuant to Rule 457(b) under the Securities Act, the filing fee of $10,910 relating to the Unsold Shelf Securities, will continue to be applied to the Unsold Shelf Securities registered pursuant to this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	Sutro Biopharma, Inc.	S-3ASR	333-255014	April 2, 2021	April 2, 2021	$10,910	Equity	Common Stock, par value $0.0001 per	N/A	$100,000,000	$10,910
Rule 457 (p)
Fee Offset	—	—	—	—		—	—	—	—	—
Claims	—	—	—		—						—